UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2015, Joseph G. McCormack was appointed as the Company’s Senior Vice President, Chief Financial Officer, effective September 8, 2015. Mr. McCormack, age 52, most recently served as Senior Financial Consultant to the Company, since June of 2015. Prior to that, Mr. McCormack served as a consultant to private equity firms and public and private companies, where he provided temporary Chief Financial Officer services, financial and operational diligence for business acquisitions, and financial policy and procedures development services, from May of 2012 to June of 2015, and as Chief Financial Officer of Ingenient Technologies, Inc., a global provider of embedded multimedia systems and solutions where he was responsible for the worldwide financial organization as well as to drive strategic initiatives, from December of 2005 until May of 2012. In connection with his appointment, Mr. McCormack entered into an employment agreement (the “Employment Agreement”) with the Company, effective as of September 8, 2015 (the “Effective Date”).

The Employment Agreement is for at-will employment without a set term. Under the terms of the Employment Agreement, the Company will pay Mr. McCormack an annual base salary of $335,000. In addition, Mr. McCormack is eligible to receive an annual bonus target award of 45% of his annual salary, based upon the Company’s Short Term Incentive Plan program, provided certain target objectives have been attained. Mr. McCormack’s employment may be terminated: (i) by the Company or Mr. McCormack at any time for any reason; (ii) by the Company for “Cause” (as such term is defined in the Employment Agreement); (iii) by Mr. McCormack for “Good Reason” (as such term is defined in the Employment Agreement); and (iv) by the Company upon the death or “Disability” (as such term is defined in the Employment Agreement) of Mr. McCormack. If the Company terminates Mr. McCormack’s employment for any reason other than Cause, death, or Disability, or if Mr. McCormack terminates his employment for Good Reason, the Company will: (i) pay Mr. McCormack severance in an amount equal to nine (9) months of his current base salary; provided, however, if Mr. McCormack is involuntarily terminated within twelve (12) months of a “Change in Control” (as such term is defined in the Employment Agreement), the Company will pay Mr. McCormack 145% of the greater of Mr. McCormack’s base salary at the time of the Change in Control or at the time Mr. McCormack’s employment terminates; (ii) pay Mr. McCormack nine (9) months of COBRA premiums or, in the event of an involuntary termination within twelve (12) months of a Change in Control only, twelve (12) months of COBRA premiums for medical insurance for Mr. McCormack and/or his dependents if he so elects; and (iii) pay for outplacement services for Mr. McCormack in an amount not to exceed $25,000. In order to receive such benefits Mr. McCormack must enter into a customary separation and release agreement.

Pursuant to the terms of the Employment Agreement, Mr. McCormack will be eligible to participate in the Company’s long-term incentive plan with an annual grant target award of $400,000. The annual award is performance based in that vesting is dependent upon whether a value index is achieved.

Under the Employment Agreement, Mr. McCormack agrees: (i) not to disclose Company confidential information during the term and at all times thereafter; (ii) not to compete with the Company during the term and for a period of eighteen (18) months thereafter; and (iii) not to solicit employees or customers during the term and for a period of eighteen (18) months thereafter.

The description of the Employment Agreement herein is qualified in its entirety by the terms of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Effective September 8, 2015, Cary B. Wood, President and CEO, will no longer serve as interim principal financial officer for the Company.

A copy of the press release issued by the Company announcing these matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between the Company and Joseph G. McCormack

Exhibit 99.1	Press release dated September 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: September 8, 2015	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between the Company and Joseph G. McCormack

Exhibit 99.1	Press release dated September 8, 2015